EXHIBIT 23.6


                         Consent of Outside Counsel



The Board of Directors
US Airways, Inc.:


                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                           /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

Chicago, Illinois
November 30, 2001